                                                                    Exhibit 3.99

                                    DELAWARE

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
INCORPORATION OF "L-3 COMMUNICATIONS SECURITY SYSTEMS CORPORATION", FILED IN
THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D. 1999, AT 4:30 O'CLOCK P.M.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3056585  8100                                           AUTHENTICATION:  1686649

020194914                                                        DATE:  03-25-02

                          CERTIFICATE OF INCORPORATION

                                       OF

                 L-3 COMMUNICATIONS SECURITY SYSTEMS CORPORATION

         FIRST: The name of the corporation is L-3 Communications Security
Systems Corporation (the "Corporation").

         SECOND: The registered office of the Corporation in Delaware is The
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of
Delaware.

         FOURTH: The total number of shares which the Corporation shall have authority to issue is 5,000 shares of common, stock, par value $0.01 per share.
Each holder of common stock is entitled to one vote for each share of stock standing in its name on the books of the Corporation.

         FIFTH: The name and mailing address of the incorporator is David M.
Reilly, c/o L-3 Communications Corporation, 35th Floor, 600 Third Avenue, New
York, New York 10016.

         SIXTH: In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of
the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation in any manner not inconsistent with law or this Certificate of
Incorporation; provided, however, that the stockholders of the Corporation entitled to vote shall retain the power to adopt additional bylaws and may alter or repeal any bylaw of the Corporation whether adopted by them or otherwise.

         SEVENTH: The books and records of the Corporation may be kept, subject to any provision of the laws of the State of Delaware, outside the State of
Delaware at such place or places as may be designated from time to time by the
Board of Directors of the Corporation or in the bylaws of the Corporation.
Elections of directors need not be by written ballot unless the bylaws of the
Corporation so provide.

         EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code or any amendment or successor provision thereto, or (iv) for any transaction from which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of
Incorporation of the

Corporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment hereof in the manner now or hereafter prescribed by law, and all rights of the stockholders are subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 15th day of June, 1999.

                                             /s/ David M. Reilly
                                             ------------------------------
                                             David M. Reilly
                                             Sole Incorporator